March 18, 1997



Dear F & M Bank Corp. Shareholders:

     You are cordially invited to attend our annual meeting of shareholders on Saturday, April 12, 1997 at 5:30 P.M. at McGaheysville Fire Department Activity Building, McGaheysville, Virginia. Please note the time. This will be a dinner meeting which will be served by the members of the McGaheysville Ladies Auxiliary. You are invited to this dinner and we are enclosing a reservation card for your convenience in letting us know whether or not you can be with us. We must receive this card on or before March 28, 1997 to make proper preparations for the meal.

     We are enclosing a formal notice of the meeting, a proxy and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting. Our Company's Annual Report for 1996 is also enclosed.

     We urge you to complete, date and sign the proxy, and return it as soon as possible in the enclosed postage prepaid envelope. Should you decide to attend the meeting and vote in person, you may revoke your proxy at any time prior to its exercise.

                                        Sincerely,

                                        F & M BANK CORP.



                                        Dan B. Todd
                                        Chairman

Page 2
                                  PROXY

                              F & M BANK CORP.

               Annual Meeting of Shareholders, April 12, 1997

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert L. Halterman, Wayne L. Long and Michael W. Pugh, any or all of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held April 12, 1997 at 5:30 P.M. and at any adjournment thereof, the shares of F & M Bank Corp. common stock held of record by the undersigned as of March 4, 1997.

     The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

PROPOSAL ONE               ELECTION OF DIRECTORS

     _ FOR all nominees listed below      _ WITHHOLD AUTHORITY to vote for
(except as marked to the contrary below)      all nominees listed below


     Lawrence H. Hoover, Jr., Richard S. Myers and Ronald E. Wampler for three-year terms to expire in 2000.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)



PROPOSAL TWO
               APPOINTMENT OF S. B. HOOVER & COMPANY, L.L.P.
                     AS INDEPENDENT PUBLIC ACCOUNTANTS

     _ FOR                       _ AGAINST                  _ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. The proxy must be signed exactly as the name or names appear on the label attached to this proxy with the exception of any stock listed in the name of the owner TOD to another individual. If signing as a trustee, executor, etc., please so indicate.


                                    Date Signed:




                                    Signature(s)

                              F & M BANK CORP.
                           Timberville, Virginia

                  Notice of Annual Meeting of Shareholders
                  To the Shareholders of F & M Bank Corp.

     The annual meeting of shareholders of F & M Bank Corp. (the Company) will be held on Saturday, April 12, 1997, at 5:30 P.M. at McGaheysville Fire Department Activity Building, McGaheysville, Virginia, for the following purposes:

     1. Election of three directors to be elected for three-year terms expiring in 2000.

     2. Ratification of the appointment of S. B. Hoover & Company, L.L.P. as independent auditors for 1997.

     3. Transaction of such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

     Only shareholders of record at the close of business on March 4, 1997 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

     To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

                                 By Order of the Board of Directors



                                 Larry A. Caplinger, Secretary

March 18, 1997

                              F & M BANK CORP.
                                P. O. Box F
                        Timberville, Virginia 22853

                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held Saturday, April 12, 1997 at 5:30 P.M. at the McGaheysville Fire Department Activity Building, McGaheysville, Virginia, and at any adjournments thereof (Annual Meeting). The principal executive offices of the Company are located on Main Street, Timberville, Virginia 22853. The approximate mailing date of the Proxy Statement and the accompanying proxy is March 18, 1997.

     The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box F, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person.

     An Annual Report to shareholders, including current financial statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

     Interested shareholders may obtain, without charge, a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, upon written request to Larry
A. Caplinger, Secretary, F & M Bank Corp., P. O. Box F, Timberville, Virginia 22853.


                    OUTSTANDING SHARES AND VOTING RIGHTS

     Only shareholders of record at the close of business on March 4, 1997 will be entitled to vote at the Annual Meeting. As of March 4, the Company had outstanding 818,654 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees (Broker Shares) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

                      SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number and percentage of shares of common stock beneficially owned, as of March 4, 1997 by each of the Company's directors and nominees and all of the Company's directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

                              Amount Beneficially              Percent of
  Name of Owner                      Owned                        Class

Thomas L. Cline                      2,140 1                      .261%

Julian D. Fisher                    22,328 2                     2.727%

Robert L. Halterman                  9,616                       1.175%

Lawrence H. Hoover, Jr.             12,526 3                     1.530%

Wayne L. Long                        5,080 4                      .621%

Richard S. Myers                     3,740 5                      .457%

Michael W. Pugh                        200                        .024%

Dan B. Todd                         11,842 6                     1.447%

Ronald E. Wampler                    2,500                        .305%

Directors and executive officers
  as a group (9 persons)            69,972                       8.547%
__________________________

     1 Includes 1,241 shares owned directly, 843 shares owned jointly with another member of his household and 56 shares owned by another member of his household.

     2 Includes 3,130 shares owned directly, 2,730 shares owned by another member of his household and 16,468 shares owned by the Company's stock bonus plan over which Mr. Fisher has voting power.

     3 Includes 10,280 shares owned directly, 46 shares owned by another member of his household and 2,200 shares owned by a Unitrust in which he is one of the trustees.

     4 Includes 1,284 shares owned directly and 3,796 shares owned by a member of his household.

     5 Includes 1,600 shares owned directly and 2,140 shares held in Mr. Myers' IRA Account.

     6 Includes 1,280 shares owned directly, 8,554 shares owned by a member of his household and 2,008 shares held in Mr. Todd's IRA Account.

                  SECURITY OWNERSHIP OF BENEFICIAL OWNERS

     Management of the Company knows of no person who has beneficial ownership of 5% or more of the Company's outstanding common stock as of March 4, 1997.



PROPOSAL ONE               ELECTION OF DIRECTORS

     The term of office for the current Class A directors expires at the Annual Meeting. The Board of Directors has nominated such directors, namely Lawrence H. Hoover, Jr., Richard S. Myers and Ronald E. Wampler for reelection, for a three-year term, by the shareholders at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

                The Board recommends election of the Class A
               director nominees set forth in this statement.



               INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.


    Name and Position            Director           Principal Occupation
    with the Company       Age     Since         During the Last Five Years

                             Director Nominees

                             CLASS A DIRECTORS
          (to serve until the 2000 annual meeting of shareholders)

Lawrence H. Hoover, Jr.    62      1981      Attorney, Partner in Hoover,
Vice Chairman of the                         Penrod, Davenport & Crist and
Board                                        its predecessor since 1971

Richard S. Myers           49      1988      President of Dick Myers
                                             Chevrolet-GEO since February
                                             1991

Ronald E. Wampler          49      1991      Farmer & partner in Dove
                                             Farms, Inc. and its affiliates

Page 7
                       Directors Continuing in Office


                             CLASS B DIRECTORS
          (to serve until the 1998 annual meeting of shareholders)

Thomas L. Cline            50      1991      Secretary/Treasurer of Truck &
                                             Equipment Corp. and related
                                             companies since 1974

Robert L. Halterman        61      1980      President of Virginia Classic
                                             Mustang, Inc., an auto parts
                                             company

Wayne L. Long              67      1985      Real estate and retired farmer

Michael W. Pugh            42      1994      President of Old Dominion
                                             Realty, Inc.; Partner in Tri-
                                             City Development Co.; President
                                             of Colonial Appraisal Service,
                                             Inc. and Treasurer of Old Mill
                                             Enterprises, Inc.


                             CLASS C DIRECTORS
          (to serve until the 1999 annual meeting of shareholders)

Julian D. Fisher           56      1990      CEO of Farmers & Merchants
President                                    Bank since May 1996; President
                                             of Bank since Oct. 1991

Dan B. Todd                65      1969      CEO of Farmers & Merchants
                                             Bank from 1969 to May 1996;
                                             Chairman of the Board of the
                                             Bank since Oct. 1991

Compensation of Directors

     All directors of the Company who are also Directors of the Bank each received $150 for attending each Bank Board meeting in 1996. They receive no additional compensation as Directors for Board meetings of F & M Bank Corp. In addition, each Director received a bonus of $4,000 for the year ended 1996 and $50 for each committee meeting.

Board Meetings and Committees

     The Board of F & M Bank Corp. met 14 times during 1996. All incumbent members of the Board attended at least 75% of the total number of meetings of the Board. The Board of Farmers & Merchants Bank meets twice each month and primarily manages all matters for the Bank. All directors of F & M Bank Corp. are also directors of Farmers & Merchants Bank.

     The Company has an Audit Committee which reviews the audit and examination reports of the internal auditor, independent public accountants and bank examiners as they relate to the Company and its subsidiaries. The Audit Committee held four meetings during 1996. Directors received $50 for each committee meeting. The present committee members are Directors Cline, Halterman, Long and Myers. For the year 1996, the Company did not have a standing nominating or compensation committee.

Page 8

                            SUMMARY COMPENSATION

     The Summary Compensation Table below sets forth the compensation of the Company's Chief Executive Officer for all services rendered to the Company and its subsidiary, Farmers & Merchants Bank, for the last three fiscal years.


                         SUMMARY COMPENSATION TABLE


       Name and                  Annual Compensation 1         Other
  Principal Position      Year    Salary ($)  Bonus ($)   Compensation ($)2

Julian D. Fisher          1996    $ 84,912   $ 30,000         $ 20,813
 Chief Executive Officer  1995      72,800     25,000           17,213
 & President              1994      70,300     20,000           16,616

     1 The value of perquisites and other personal benefits did not exceed the lessor of $50,000 or 10% of the total of annual salary and bonus.

     2 The amounts presented include the Company's contribution for the benefit of Mr. Fisher under the Company's Stock Bonus Plan ($12,151, $9,280 and $8,871 in 1996, 1995 and 1994 respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Fisher ($7,334, $7,386 and $7,428 in 1996, 1995 and 1994 respectively) and the lease value of personal mileage on a company vehicle that has been provided for Mr. Fisher's use ($1,328, $547 and $317 in 1996, 1995 and 1994 respectively).
Pursuant to a split-dollar insurance agreement between the Company and Mr. Fisher, the Company will be repaid such premium payments from the proceeds of the insurance policies. Thus, the gross premium payment amounts shown overstate the actual economic benefit to Mr. Fisher.

Severance Plan

     In 1996, the Company and its subsidiary, Farmers & Merchants Bank, adopted a change in control severance plan which became effective July 1, 1996. The Plan covers employees designated by the Company's Board of Directors, including Mr. Fisher.

     Under the plan, a covered termination is a cessation of employment with the Company or its then affiliates within 36 months after a change in control (as defined in the plan) on account of either (i) termination of employment by the covered employee for good reason (defined to mean the occurrence after a change in control of any of the following: the assignment of duties inconsistent with prior duties, the diminution of responsibilities, a reduction in base salary, a transfer of job location of more than 50 miles, a failure to pay compensation or deferred compensation within 7 days after due, a failure to continue participation and benefits under any compensation or benefits plan (or any successor or replacement plan) at as favorable a level, or a failure of the Company to require any successor to the Company to comply with the plan) or (ii) termination initiated by the Company or any of its affiliates for any reason other than death, disability, mandatory retirement or cause (as defined in the plan).

     In the event of a "covered termination," a covered employee will be entitled to the following severance benefits: (i) continuation of the employee's base pay (as defined) through the earlier of his or her death or the third anniversary of the date of the change in control (the severance pay period); (ii) continuation of the availability of coverage, and the employer's regular contribution towards that coverage, under the employer's health care plan during the severance pay period for the employee and his or her eligible dependents; (iii) the right to buy any car the employee is assigned by the employer at its then fair market value; and (iv) a lump sum payment equal to the value of any qualified or nonqualified retirement benefits forfeited by the employee on account of his or her covered termination.

Page 9

Indebtedness and Other Transactions

     The Company's directors and officers and other corporations, business organizations, and persons with whom some of the Company's directors and officers are associated, had loan transactions at 12/31/96 with the Company's banks totaling approximately $1,043,002, or about 5.8% of average shareholders' equity for the year. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.



PROPOSAL TWO             APPOINTMENT OF INDEPENDENT
                             PUBLIC ACCOUNTANTS

     S. B. Hoover & Company, L.L.P. of Harrisonburg, Virginia, was the auditor for the Company for 1996 and is being recommended to the Company's shareholders for appointment as auditor for 1997. A representative of S. B. Hoover & Company is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders.

               The Board recommends a vote for Proposal Two.



                            SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Secretary of the Company, at its principal executive offices, P. O. Box F, Timberville, Virginia 22853 for inclusion in its proxy statement relating to that meeting by November 20, 1997.

                                    By Order of the Board of Directors



                                    Larry A. Caplinger, Secretary

March 18, 1997